EXHIBIT 21

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                         SUBSIDIARIES OF THE REGISTRANT


                                                                   Percentage of
                                    Jurisdiction of                Ownership held
         Subsidiary                  Incorporation                 by Registrant
         ----------                 ---------------                --------------

Gallup Federal Savings Bank          United States                      100%



The financial statements of the subsidiary of the registrant are consolidated with those of the registrant.